UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 20, 2003.

EQUINIX, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Velocity Way, 5th Floor Foster City, CA 94404 (650) 513-7000
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

ITEM 5.	OTHER EVENTS

On November 18, 2003, Equinix, Inc. announced the sale of 4,500,000 shares of its common stock in an underwritten follow-on public offering. The offering will close on November 21, 2003 and will also include the sale of 675,000 additional shares of Equinix’s common stock to cover over-allotments. Concurrent with the sale of the over-allotment shares to the underwriters, Equinix will sell an additional 349,780 shares of its common stock to i-STT Investments Pte. Ltd., or i-STT Investments, an existing stockholder of the company and a subsidiary of STT Communications, Ltd. The additional sale to i-STT Investments was made pursuant to contractual rights granted to STT Communications by Equinix in connection with combination and financing transactions completed in December 2002. As a result, Equinix will issue and sell an additional 1,024,780 shares of common stock in connection with the exercise of the over-allotment option and the purchase by i-STT Investments, bringing the total number of shares sold in the offering to 5,524,780.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: November 20, 2003	By:	/s/ Renee F. Lanam
Renee F. Lanam
Chief Financial Officer